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                                                                      EXHIBIT 21

SUBSIDIARIES OF VERTEX PHARMACEUTICALS INCORPORATED


      Vertex Pharmaceuticals (San Diego) LLC, a Delaware limited liability company

*     VSD Sub I LLC, a Delaware limited liability company

***   VSD Sub II LLC, a Delaware limited liability company

      Vertex Holdings, Inc., a Delaware corporation

**    Vertex Pharmaceuticals (Europe) Ltd., a U.K. limited liability company

**    Vertex Securities Trust, a Massachusetts Business Trust

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*     a subsidiary of Vertex Pharmaceuticals (San Diego) LLC

**    indirect subsidiaries of Vertex Pharmaceuticals Incorporated

***   a subsidiary of VSD Sub I LLC